Exhibit 4.1

NUMBER UNITS

U-

SEE REVERSE FOR CERTAIN

DEFINITIONS

CUSIP

[MOSAIC]

UNITS CONSISTING OF ONE SHARE OF CLASS A COMMON STOCK AND ONE-THIRD OF ONE WARRANT TO PURCHASE ONE SHARE OF CLASS A COMMON STOCK

THIS CERTIFIES THAT                                          is the owner of                                         Units.

Each Unit (“Unit”) consists of one (1) share of Class A common stock, par value $0.0001 per share (“Common Stock”), of [Mosaic], a Delaware corporation (the “Company”), and one-third (1/3) of one warrant (each whole warrant, a “Warrant”). Each whole Warrant entitles the holder to purchase one share of Common Stock (subject to adjustment) for $11.50 per share (subject to adjustment). Each Warrant will become exercisable thirty (30) days after the Company’s completion of a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or other similar business combination with one or more businesses (each a “Business Combination”), and will expire unless exercised before 5:00 p.m., New York City Time, on the date that is five (5) years after the date on which the Company completes its initial Business Combination, or earlier upon redemption or liquidation (the “Expiration Date”). The Common Stock and Warrants comprising the Units represented by this certificate are transferable separately. The terms of the Warrants are governed by a Warrant Agreement, dated as of September 26, 2017, between the Company and Continental Stock Transfer & Trust Company, as Warrant Agent, and are subject to the terms and provisions contained therein, all of which terms and provisions the holder of this certificate consents to by acceptance hereof. Copies of the Warrant Agreement are on file at the office of the Warrant Agent at 17 Battery Place, New York, New York 10004, and are available to any Warrant holder on written request and without cost.

This certificate is not valid unless countersigned by the Transfer Agent and Registrar of the Company.

This certificate shall be governed by and construed in accordance with the internal laws of the State of New York.

Witness the facsimile signature of its duly authorized officers.

Secretary	Chief Executive Officer

[Mosaic]

The Company will furnish without charge to each unitholder who so requests, a statement of the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof of the Company and the qualifications, limitations, or restrictions of such preferences and/or rights.

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM	—	as tenants in common	UNIF GIFT MIN ACT	—	Custodian

TEN ENT	—	as tenants by the entireties			(Cust) (Minor)

JT TEN	—	as joint tenants with right of survivorship and not as tenants in common			under Uniform Gifts to Minors Act

(State)

Additional abbreviations may also be used though not in the above list.

For value received,                     hereby sells, assigns and transfers unto

PLEASE INSERT SOCIAL SECURITY OR OTHER

IDENTIFYING NUMBER OF ASSIGNEE

(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE)

                              Units represented by the within Certificate, and do hereby irrevocably constitute and appoint

                              Attorney to transfer the said Units on the books of the within named Company with full power of substitution in the premises.

Dated

Notice:	The signature to this assignment must correspond with the name as written upon the face of the certificate in every particular, without alteration or enlargement or any change whatever.

Notice:	The signature to this assignment must correspond with the name as written upon the face of the certificate in every particular, without alteration or enlargement or any change whatever.

Signature(s) Guaranteed:
THE SIGNATURE(S) MUST BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM, PURSUANT TO S.E.C. RULE 17Ad-15 OR ANY SUCCESSOR RULE).

In each case, as more fully described in the Company’s final prospectus dated                     , 20    , the holder(s) of this certificate shall be entitled to receive a pro-rata portion of certain funds held in the trust account established in connection with the Company’s initial public offering only in the event that (i) the Company redeems the shares of Class A Common Stock sold in its initial public offering and liquidates because it does not consummate an initial business combination by                     , 20    , (ii) the Company redeems the shares of Class A Common Stock sold in its initial public offering in connection with a stockholder vote to amend the Company’s certificate of incorporation and by-laws to modify the substance or timing of the Company’s obligation to redeem 100% of the shares of Class A Common Stock if it does not consummate an initial business combination by                     , 20    , or (iii) if the holder(s) seek(s) to redeem for cash his, her or its respective shares of Class A Common Stock in connection with a tender offer (or proxy solicitation, solely in the event the Company seeks stockholder approval of the proposed initial business combination) setting forth the details of a proposed initial business combination. In no other circumstances shall the holder(s) have any right or interest of any kind in or to the trust account.

4